UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023 (June 9, 2023)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023, RBB Bancorp (the “Company”) appointed Johnny Lee as President and Chief Banking Officer of the Company and the Company’s subsidiary, Royal Business Bank (the “Bank”), with such appointment effective June 15, 2023.  Mr. Lee, age 60, most recently served as Senior Managing Director, Head of International and Commercial Banking of East West Bank, from 2021 to 2023. Prior thereto, Mr. Lee also served in the following roles at East West Bank: Head of Venture Lending, Emerging Technologies, from 2018 to 2023; Managing Director & Chief Administrative Officer, US Greater China (Bridge) Banking, from 2015 to 2018; and Managing Director, International Banking Group, Corporate Banking Division, from 2013 to 2015, at East West Bank. Mr. Lee has over 33 years of banking experience.

Pursuant to Mr. Lee’s offer of employment, it is anticipated that Mr. Lee will enter into an employment agreement with the Company and the Bank for a term of three years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal at least three months prior to the extension date. The employment agreement will provide for an annual salary of $575,000 (subject to periodic adjustment by the Company’s Board of Directors), stock options, discretionary bonus, signing bonus, automobile allowance, expense reimbursement and medical insurance coverage, salary continuation and other benefit plans. The employment agreement will provide that if Mr. Lee is terminated without cause, Mr. Lee would receive a severance payment in the amount of twelve (12) months of his then current salary. Following a change of control, if Mr. Lee’s employment is terminated by us or our successor without cause, or Mr. Lee’s employment is materially adversely altered, Mr. Lee would receive a severance payment in the amount of twelve (12) months of his then current salary.

Mr. Lee does not have any family relationships with any director, executive officer, or person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Lee and any other person pursuant to which he was appointed as an executive officer. There are also no transactions in which Mr. Lee had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. David Morris will retain his current title of Chief Executive Officer, and relinquish the President title, of the Company and the Bank.

Item 8.01 Other Events.

On June 15, 2023, the Company issued a press release announcing the appointment of Johnny Lee as President and Chief Banking Officer of the Company and the Bank.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: June 15, 2023	By:	/s/ Alex Ko
Alex Ko
Executive Vice President and Chief Financial Officer

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